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                                                                    EXHIBIT 23.3

                 CONSENT OF SHESHUNOFF & CO. INVESTMENT BANKING

          We hereby consent to the use of our name and to the description of our opinion letter, dated February 6, 2009, under the caption "Opinion of Financial Advisor to First Company" in the Registration Statement on Form S-4 of Glacier Bancorp, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                     (SHESHUNOFF & CO. INVESTMENT BANKING, L.P.)
                                     -------------------------------------------
                                     SHESHUNOFF & CO. INVESTMENT BANKING

Austin, Texas
March 16, 2009